Exhibit 99.1

March 24, 2011

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT                                                                            For Immediate Release

For more information, contact Stephen P. Marsh, President and CEO at 802-334-7915

Community Bancorp., the parent company of Community National Bank, has declared a dividend of fourteen cents per share, an increase from twelve cents per share the previous quarter, payable May 1, 2011 to shareholders of record as of April 15, 2011.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.